UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 23, 2005
Zonagen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 23, 2005, Zonagen, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Louis Ploth, Jr., the Company’s Vice President, Business Development and Chief Financial Officer. The Agreement supersedes the prior employment agreement between the Company and Mr. Ploth and incorporates prior amendments to such prior employment agreement and amends his severance provisions, as described below.
     The Agreement provides for an annual base salary of $199,500, which may be reviewed by the Company’s Board of Directors approximately sixty days prior to the end of each term. The initial term of the Agreement began on December 23, 2005, ends on the first anniversary thereof and automatically renews for successive one-year periods unless otherwise terminated in accordance with the provisions of the Agreement. Mr. Ploth is eligible to receive a bonus in addition to his base salary, in an amount and on such terms as the Board of Directors shall determine.
     If the Company terminates the Agreement for reasons other than for cause, or if Mr. Ploth terminates his employment for good reason, then the Company shall pay Mr. Ploth an amount equal to twelve (12) months compensation at his then current salary, payable in accordance with the Company’s payroll procedures and including any Company-paid benefits for the twelve (12) month period. In the event the Company or Mr. Ploth terminates the Agreement for good reason within twelve (12) months following a change of control of the Company, Mr. Ploth shall receive a cash lump sum bonus payment paid pursuant to the following schedule: (i) on the closing of the change of control, Mr. Ploth’s current monthly salary multiplied by twelve (12); (ii) on the first, second, third and fourth anniversary dates of the change of control, $75,000.00; (iii) on the fifth anniversary of the change of control, $62,500; and (iv) on the sixth anniversary of the change of control, $37,500.
     A copy of the Agreement is attached hereto as Exhibit 10.1. The Agreement is incorporated by reference herein and the foregoing description of the Agreement is qualified in its entirety by reference to the attached exhibit.
Item 9.01. Financial Statements and Exhibits
     c. Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement between Louis Ploth, Jr. and Zonagen, Inc., dated December 23, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonagen, Inc.
Date: December 23, 2005	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement between Louis Ploth, Jr. and Zonagen, Inc., dated December 23, 2005.